Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 26, 2009, with respect to the financial statements and supplemental schedule of the PGT Savings Plan on Form 11-K/A (Amendment No. 1) for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements (Form S-8 No. 333-135616) pertaining to the PGT, Inc. 2004 Stock Incentive Plan and the PGT, Inc. 2006 Equity Incentive Plan and (Form S-8 No. 333-146719).

/s/ KIRKLAND, RUSS, MURPHY & TAPP, P.A.

Certified Public Accountants
Clearwater, Florida
July 14, 2009